Exhibit 107
Calculation of Filing Fee Table
FORM S-8
(Form Type)
SANUWAVE Health, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.001 par value per share	Rule 457(c) and 457(h)	1,419,161 (2)	$13.67 (3)	$19,399,930.87	0.00015310	$2,970.13
Total Offering Amounts					–		$2,970.13
Total Fee Offsets							–
Net Fee Due							$2,970.13

(1)    The aggregate number of shares to be registered is subject to adjustment by reason of stock splits, stock dividends and other events pursuant to the anti-dilution provision of the SANUWAVE Health Inc. (the “Company”) 2024 Equity Incentive Plan. Accordingly, pursuant to Rule 416, this Registration Statement covers, in addition to the number of shares of the Company’s common stock shown in the table above, an indeterminate number of shares of Company common stock that may become issuable by reason of such provision.

(2)    Represents (i) 1,376,556 shares of Company common stock available for issuance under the 2024 Equity Incentive Plan (the “2024 Plan”) and (ii) up to 42,605 shares of Company common stock (the “Outstanding Shares”) which were subject to outstanding awards under the Amended and Restated 2006 Stock Incentive Plan as of August 7, 2024 (the “Effective Date”), the date that the Company’s stockholders approved the 2024 Plan. The Outstanding Shares will be available for future grants under the 2024 Plan to the extent that, on or after the Effective Date, such awards are forfeited, cancelled, settled, paid in cash, or expire before being exercised or settled in full.

(3)    Estimated pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the bid and ask prices of shares of Company common stock on the OTCQB on October 16, 2024, as adjusted to reflect the 1-for-375 reverse stock split of the Company’s outstanding common stock effected on October 18, 2024.

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